Exhibit 24

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Registration Statement on Form S-4

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Randall C. King and George P. Long, III, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-4 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the $15,000,000 in principal amount of Yardville Capital Trust II’s Series B 9.50% Capital Securities (the “Exchange Capital Securities”), the $15,000,000 in principal amount of the Corporation’s Series B 9.50% Junior Subordinated Deferrable Interest Debentures due 2030 and the Corporation’s Series B Capital Securities Guarantee Agreement related to the Exchange Capital Securities; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 14th day of February, 2008.

Name/Signature	Capacity

/s/ James E. Rohr James E. Rohr	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Richard J. Johnson Richard J. Johnson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Samuel R. Patterson Samuel R. Patterson	Controller (Principal Financial Officer)

/s/ Richard O. Berndt Richard O. Berndt	Director

/s/ Charles E. Bunch Charles E. Bunch	Director

/s/ Paul W. Chellgren Paul W. Chellgren	Director

/s/ Robert N. Clay Robert N. Clay	Director

/s/ George A. Davidson, Jr. George A. Davidson, Jr.	Director

/s/ Kay Coles James Kay Coles James	Director

/s/ Richard B. Kelson Richard B. Kelson	Director

/s/ Bruce C. Lindsay Bruce C. Lindsay	Director

Anthony A. Massaro	Director

/s/ Jane G. Pepper Jane G. Pepper	Director

/s/ Donald J. Shepard Donald J. Shepard	Director

/s/ Lorene K. Steffes Lorene K. Steffes	Director

Dennis F. Strigl	Director

/s/ Stephen G. Thieke Stephen G. Thieke	Director

/s/ Thomas J. Usher Thomas J. Usher	Director

/s/ George H. Walls, Jr. George H. Walls, Jr.	Director

Helge H. Wehmeier	Director